Exhibit 99
Classic Aviation Products
PRESS RELEASE FOR IMMEDIATE RELEASE	February 23, 2004

AVCON INDUSTRIES ANNOUNCES THE COMPLETION OF LEARJET 20 SERIES RVSM FLIGHT TESTING.

[OLATHE, KANSAS, February 23, 2004] - Butler National Corporation (OTCBB - "BUKS") AVCON Industries, a wholly-owned subsidiary of Butler National Corporation, has completed flight testing and is awaiting FAA group approval of the RVSM STC for Learjet 20 series aircraft. AVCON, which began certification flight testing in March of 2003, has modified and flight tested a total of six different Learjet 20 series aircraft equipped with the AVCON RVSM solution. The six aircraft represented a wide range of Lear 24/25 serial numbers and approved wing designs, including the Century III, Mark II, XR, SoftFlite and original Standard wing.

AVCON is currently accepting orders for its RVSM solution and has installation slots available through November 2004. AVCON has received orders with slot deposits for 24 aircraft, with more than 20 additional orders pending. The current retail price for the installed RVSM solution is $156,975, plus the cost of required autopilot component inspections and repairs. The AVCON RVSM turn-key solution requires approximately two to three weeks downtime for structural and electrical modifications to replace the existing pitot and static system, and to install the approved RVSM equipment.

The AVCON RVSM solution is the result of a cooperative effort between AVCON and BIZJET of Tulsa, Oklahoma. The two companies joined forces over one year ago to provide a cost-effective RVSM solution for Lear 20 series aircraft. Customer RVSM installations will be available at either the AVCON or BIZJET maintenance facilities.

"We are extremely pleased with the progress and hard work of the AVCON team. This has been a vast undertaking and now positions AVCON and BIZJET as the leaders in providing an FAA approved RVSM solution for the Lear 20 series aircraft. RVSM should significantly extend the useful life of these outstanding aircraft," commented Clark Stewart, CEO and President of Butler National Corporation.

Our Business:

About AVCON Industries, Inc.
AVCON Industries, Inc., a wholly-owned subsidiary of Butler National Corporation, offers regulatory and special mission modifications of business-size aircraft. AVCON is a Certified Repair Station (B92R922N) and offers a full range of maintenance. AVCON specializes in passenger to freighter conversions, installation of aerial photography equipment, and stability enhancing modifications for Learjet, Beechcraft, Cessna, and Dassault Falcon aircraft along with other specialized modifications.

About Butler National Corporation
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dessault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.
Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT: William A. Griffith, Investor Relations Butler National Corporation 19920 W. 161st Street Olathe, KS 66062	Ph (913) 780-9595 Fax (913) 780-5088
For more information, please visit the Company web site: www.butlernational.com -End-